SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  January 12, 2005 (January 1, 2005)

SENECA GAMING CORPORATION

(Exact Name of Registrant as Specified in Charter)

Not Applicable	333-117633	54-2122988
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

310 Fourth Street
Niagara Falls, NY (Seneca Nation Territory)		14303
(Address of Principal		(Zip Code)
Executive Offices)

Registrant’s telephone number, including area code: (716) 299-1100

Not Applicable
(Former name or address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events.

(a)           Clarification of Council Resolutions Appointing Independent and Independent Special Counsel.  We previously reported on a Current Report on Form 8-K filed with the Securities and Exchange Commission, or the SEC, on December 3, 2004, that the legislative branch of the Seneca Nation of Indians, or the Council, had appointed independent counsel to review all actions taken in connection with its gaming operations, including, but not limited to the Seneca Niagara Casino and Seneca Allegany Casino.  On January 9, 2005, the Council, adopted clarification resolutions pertaining to the appointment of Shepard Mullin Richter & Hampton LLP, as Independent Counsel, and Stinson Morrison Hecker LLP, as Independent Special Counsel.  The recitals to the clarification resolutions provide that the resolutions were adopted as a result of recent press articles and other members of the public at large having misconstrued Council’s original intent in appointing the Independent Counsel and Independent Special Counsel.  The recitals state that “the appointments of the Independent and Special Counsels were made in order to better enable the Council to exercise its oversight responsibilities over the Nation’s gaming operations and not as a result of any evidence at the time of adopting the original resolutions or at the present time that any fraud or misconduct has been committed.”  The recitals further state that since a new government was elected by the Seneca people on November 2, 2004, a majority of whom had not been part of the previous administration, the Council deemed it in the best interest of the Seneca Nation of Indians that the Independent and Special Counsels be appointed in order to conduct a review and audit of the Nation’s gaming operations to inform the Council of the existing contractual obligations entered into by its gaming operations, in order to allow Council to ensure that all legally binding contractual obligations will continue to be performed and to ensure that there has been full compliance by our gaming operations with all Nation and other applicable laws.  The above summary is qualified in its entirety by the Council resolutions adopted on January 9, 2005, which are filed herewith as Exhibit 99.1 and are incorporated herein by reference.

(b)           Delay in Filing Annual Report on Form 10-K for the fiscal year ended September 30, 2004.  On January 5, 2004, our independent auditors, Ernst & Young LLP, or E&Y, informed us that they would not be able to provide us with an audit report opinion that would allow us to file our Annual Report on Form 10-K, or Annual Report, with the SEC until they have an opportunity to be informed of and consider the findings of the Independent and Independent Special Counsel delivered at the conclusion of the review discussed above.  E&Y has informed us that they cannot provide us with an audit report opinion at this time because the independent review may have an impact on our financial statements and on E&Y’s report on such statements.  We understand that E&Y believes that, assuming the Independent and Independent Special Counsel report no findings that are materially relevant to the financial statements or that any issues that are identified are of a type that can be quickly addressed, E&Y could be in a position to issue their audit report opinion on our fiscal 2004 financial statements shortly after having an opportunity to review and consider the findings.  We are unable at this time to predict the nature of any findings, the conclusions that will be reached as a result of any findings, or whether these conclusions will require any adjustments to our financial statements.

Additionally, we have given notice of non-compliance to the lender of our $80 million term loan and to the trustee of our $300 million public debt indenture for our current inability to comply with the covenants to timely provide audited financial statements and file the Annual Report with the SEC, as applicable, for the reasons discussed above.  This delay does not result in an automatic event of default and acceleration of the debt mentioned above.  The term loan lender and the trustee under the public debt indenture or the holders of 25% of the outstanding principal amount of the public debt have the right to declare an event of default and accelerate the maturity of the relevant debt if such lender, trustee or holders provide notice of such non-compliance to us and we fail to deliver our audited financial statements or file our Annual Report, as applicable, within 60 days of notice from such party.  We intend to file our Annual Report as soon as practicable.

(c)   Transfer of Class II Assets to the Seneca Nation of Indians.  We previously reported on a Current Report on Form 8-K filed with the SEC, on December 2, 2004, that the Council instructed us to transfer the Seneca Allegany Class II Facility to the Nation on January 1, 2005. We were subsequently informed by Tribal Executives that these resolutions were intended to include a transfer of all Class II operations to the Nation which would therefore also include our poker operations, which is a Class II game. As of January 1, 2005, we transferred the Seneca Allegany Class II Facility to the Nation and plan to enter into leases with the Nation for the respective spaces occupied by poker at our Seneca Niagara Casino and Seneca Allegany Casino. These leases will cover the costs, among other things, of rental and services provided by us, including accounting, and food and beverage. We opened poker rooms at the Seneca Niagara Casino and Seneca Allegany Class II Facility on May 14, 2004 and May 1, 2004, respectively.  From the opening of the poker rooms through September 30, 2004, we received approximately $1.7 million of operating income in the aggregate from the poker rooms.  We did not open a poker room at the Seneca Allegany Casino until October 1, 2004.  The transfer of the Class II operations is consistent with our understanding of Council’s intent that we manage and operate the Nation’s Class III operations and that Council directly manages and operates the Nation’s Class II operations as it has historically done.

(d)   Construction Update. We previously reported in our earnings release dated December 20, 2004, which was filed as an exhibit to a Current Report on Form 8-K filed with the SEC on the same date, that due to weather and construction issues the opening of the Seneca Allegany Casino Parking Garage had been delayed to March 2005.  We continue to experience construction issues with the Seneca Allegany Casino Parking Garage, specifically that a portion of the Garage is not within the plum tolerance limits.  Our board of directors has notified our construction manager to immediately rectify the construction issue within the stringent construction standards of the Seneca Nation of Indians at the construction manager’s cost and expense.  Until the construction manager provides an acceptable remediation plan to our board of directors, we are unable to provide an anticipated opening date.

Item 9.01  Financial Statements and Exhibits

The following exhibits are filed as a part of this Current Report on Form 8-K:

(c)           Exhibits

99.1         Seneca Nation of Indians Tribal Council Resolutions adopted on January 9, 2005 clarifying and reaffirming appointment of independent and special counsels.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SENECA GAMING CORPORATION
(Registrant)

Date: January 12, 2005	/s/ Barry W. Brandon
Name: Barry W. Brandon
Title: Senior Vice President and General
Counsel

EXHIBIT INDEX

Exhibit No.	Description

*99.1	Seneca Nation of Indians Tribal Council resolutions adopted on January 9, 2005 clarifying and reaffirming appointment of independent and special counsels.

*Filed herewith